UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 4, 2015 (February 3, 2015)
TRONOX LIMITED (Exact name of registrant as specified in its charter)
Western Australia, Australia (State or other jurisdiction of incorporation)	001-35573 (Commission File Number)	98-1026700 (IRS Employer Identification No.)
One Stamford Plaza 263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901 (Address of Principal Executive Offices, including Zip Code)
(203) 705-3800 (Registrant’s Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On February 3, 2015, Tronox Limited, an Australian public limited company incorporated in the Commonwealth of Australia (the “Company”), Tronox US Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Purchaser”), and FMC Corporation, a Delaware corporation (“Seller”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser agreed to acquire Seller’s Alkali Chemicals Group (the “Business”) for $1.64 billion in cash, subject to a working capital adjustment (the “Transaction”). The Company has agreed unconditionally to guarantee the full and timely payment and performance of the obligations of Purchaser under the Purchase Agreement. The Company will fund the Transaction through a combination of existing cash reserves and newly incurred indebtedness pursuant to signed commitments. The Transaction, which has been approved by the boards of directors of the Company, Purchaser and Seller, is expected to close in the first quarter of 2015.

Conditions to the Transaction

The completion of the Transaction is subject to certain customary closing conditions, including:

•	expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•	the absence of any order, ruling, judgment, writ, injunction, stipulation, award, decree or law restraining, enjoining, having the effect of making the Transaction illegal or otherwise prohibiting the consummation of the Transaction.

Each party’s obligation to consummate the Transaction is also subject to certain additional closing conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement.

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person. The covenants include, among others, the following: (i) Seller’s obligation to operate the Business in all material respects in the ordinary course consistent with past practice between the execution of the Purchase Agreement and the closing of the Transaction and (ii) Seller’s agreement not to compete with the Business (subject to certain exceptions) for a period of three years following the closing date.

Each of the parties is required to use its reasonable best efforts to consummate the Transaction, including by making a filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and obtaining all necessary consents and authorizations from governmental entities to complete the Transaction. Without limiting the foregoing, Purchaser must use its reasonable best efforts to take all actions necessary to obtain the required consents from antitrust authorities, including agreeing to the divestiture, sale or disposition of assets of Purchaser or the Business and taking actions that could limit Purchaser’s freedom of action with respect to its assets or assets of the Business, provided that any such action is conditioned upon the consummation of the Transaction.

Purchaser intends to fund the Transaction and the related fees, commissions and expenses with a combination of cash on hand and new financing. Concurrently with the execution of the Purchase Agreement, Purchaser entered into a debt commitment letter with certain commitment parties as described in more detail below (such financing, the “Financing”). Purchaser expects the financing under the debt commitment letter, together with cash balances, to be sufficient to provide the financing necessary to consummate the Transaction. The financing commitment of the commitment parties is subject to certain conditions set forth in the debt commitment letter. Purchaser has agreed to use reasonable best efforts to obtain the Financing and Seller has agreed to reasonably cooperate with Purchaser in Purchaser’s efforts to obtain the Financing. There is no financing condition to the Transaction.

The Purchase Agreement contains customary termination provisions in favor of both parties, including a right to terminate the Purchase Agreement if the closing of the Transaction has not occurred on or before June 30, 2015 (subject to extension by either party to a date not later than September 30, 2015).

Both Purchaser and the Seller have agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements including a transition services agreement and an office space sublease.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Debt Commitment Letter

In connection with the Purchase Agreement, the Company and Tronox Finance LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (the “Borrower”), entered into a commitment letter, dated February 3, 2015 (the “Debt Commitment Letter”), with (i) UBS Securities LLC (“UBS Securities”) and UBS AG, Stamford Branch (“UBS AG”), (ii) Credit Suisse AG (“CS”) and Credit Suisse Securities (USA) LLC (“CS Securities”), and (iii) Royal Bank of Canada (“RBC”) and RBC Capital Markets (“RBBCM”, and together with UBS Securities, UBS AG, CS, CS Securities and RBC, the “Commitment Parties”), pursuant to which, and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide senior unsecured bridge loans (“Bridge Loans”) under a senior bridge loan facility in an aggregate principal amount of up to $600.0 million (the “Bridge Facility”), to finance a portion of the purchase price to be paid pursuant to the terms of the Purchase Agreement and to pay certain fees and expenses in connection therewith.

In lieu of the Bridge Facility, at its option the Borrower may issue notes (the “Notes”) in a Rule 144A or other private offering in an aggregate amount not to exceed $600.0 million, subject to certain terms and conditions.

If Notes have not been issued on or prior to the time of the consummation of the Transaction (the “Closing Date”), pursuant to the Debt Commitment Letter and subject to the terms and conditions thereof, the Commitment Parties will be obligated to provide Bridge Loans under the Bridge Facility. The Bridge Loans would be guaranteed by substantially the same guarantors that guarantee the notes (the “Existing Notes”) issued under the Borrower’s existing 6.375% senior notes due 2020 issued pursuant to the indenture dated as of August 20, 2012 (the “Existing Indenture”) on terms and conditions similar to those in the Existing Indenture (including any entities of the Business that would be required to quarantee the Existing Notes after giving pro forma effect to the Transaction). The Bridge Loans would mature twelve months following the Closing Date (the “Bridge Loans Maturity Date”) and will initially bear interest at the eurodollar rate plus 6.25% per annum. If any Bridge Loan has not been previously repaid in full on or prior to the Bridge Loans Maturity Date, such Bridge Loan will automatically be converted into a senior unsecured term loan on terms likely to be significantly less favorable to the Borrower.

The foregoing description of the Debt Commitment Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 3, 2015, the Company issued a press release announcing that it has entered into a definitive agreement pursuant to which Purchaser has agreed to acquire Seller’s Alkali Chemicals Group. The press release is attached hereto as Exhibit 99.1, and each is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate” and include statements about expectations for future results including revenues. The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. Significant risks and uncertainties may relate to, but are not limited to, our ability to integrate the recently acquired mineral sands business including achieving the expected cost savings; financial, economic, competitive, environmental, political, legal regulatory and technological factors including, our access to unrestricted cash, compliance with our bank facility covenants, the price of our shares, general market conditions, our customers potentially reducing their demand for our products due to, among other things, the economic downturn, more competitive pricing from our competitors, increased supply from our competitors; operating efficiencies and other benefits expected. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock and Asset Purchase Agreement, dated as of February 3, 2015, by and among FMC Corporation, Tronox US Holdings Inc. and Tronox Limited
10.1	Debt Commitment Letter
99.1	Press Release issued by Tronox Limited dated February 3, 2015

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Richard L. Muglia
Senior Vice President—General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Stock and Asset Purchase Agreement, dated as of February 3, 2015, by and among FMC Corporation, Tronox US Holdings Inc. and Tronox Limited
10.1	Debt Commitment Letter
99.1	Press Release issued by Tronox Limited dated February 3, 2015

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.